Exhibit 99.3

PART I—FINANCIAL INFORMATION

Item 1.	Financial Statements.

DIEDRICH COFFEE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 3, 2010	June 24, 2009
Assets
Current assets:
Cash	$5,438,000	$3,572,000
Restricted cash and short term investments	623,000	623,000
Accounts receivable, less allowance for doubtful accounts of $87,000 at March 3, 2010 and $266,000 at June 24, 2009	12,056,000	6,335,000
Inventories	4,115,000	5,510,000
Income tax refund receivable	—	40,000
Current portion of notes receivable, less allowance of $103,000 at March 3, 2010 and $75,000 at June 24, 2009	1,764,000	3,604,000
Prepaid expenses	932,000	293,000

Total current assets	24,928,000	19,977,000
Property and equipment, net	6,435,000	5,416,000
Notes receivable, less allowance of $0 at June 24, 2009	—	812,000
Other assets	812,000	723,000

Total assets	$32,175,000	$26,928,000

Liabilities and Stockholders’ Equity
Current liabilities:
Note payable, net of discount	$2,000,000	$2,687,000
Accounts payable	9,148,000	5,228,000
Accrued compensation	1,610,000	1,816,000
Accrued expenses	1,321,000	1,418,000

Total current liabilities	14,079,000	11,149,000
Long term note payable, net of discount	1,501,000	1,594,000
Income tax liability	33,000	33,000
Deferred rent	107,000	133,000
Other liabilities	245,000	245,000

Total liabilities	15,965,000	13,154,000

Commitments and contingencies (Notes 9 and 10)
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 3,000,000 shares; issued and outstanding 0 shares at March 3, 2010 and June 24, 2009	—	—
Common stock, $0.01 par value; authorized 17,500,000 shares; issued and outstanding 5,727,000 shares at March 3, 2010 and June 24, 2009	57,000	57,000
Additional paid-in capital	65,964,000	63,289,000
Accumulated deficit	(49,811,000)	(49,572,000)

Total stockholders’ equity	16,210,000	13,774,000

Total liabilities and stockholders’ equity	$32,175,000	$26,928,000

See accompanying notes to unaudited condensed consolidated financial statements.

DIEDRICH COFFEE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Twelve Weeks Ended March 3, 2010	Twelve Weeks Ended March 4, 2009	Thirty-Six Weeks Ended March 3, 2010	Thirty-Six Weeks Ended March 4, 2009
Net revenue:
Wholesale	$25,661,000	$17,568,000	$65,758,000	$41,601,000
Retail and other	224,000	316,000	550,000	561,000

Total revenue	25,885,000	17,884,000	66,308,000	42,162,000

Costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	18,954,000	13,314,000	48,783,000	33,167,000
Operating expenses	1,437,000	1,034,000	4,058,000	3,292,000
Depreciation and amortization	356,000	417,000	1,070,000	1,151,000
General and administrative expenses	4,228,000	1,487,000	8,038,000	4,878,000
Gain on asset disposals	—	—	(3,000)	(7,000)

Total costs and expenses	24,975,000	16,252,000	61,946,000	42,481,000

Operating income (loss) from continuing operations	910,000	1,632,000	4,362,000	(319,000)
Interest expense	129,000	227,000	436,000	794,000
Interest and other income, net	(42,000)	(63,000)	(200,000)	(206,000)
Merger related costs	1,636,000	—	4,137,000	—

Income (loss) from continuing operations before income tax provision (provision)	(813,000)	1,468,000	(11,000)	(907,000)
Income tax provision (benefit)	(35,000)	8,000	228,000	12,000

Income (loss) from continuing operations	(778,000)	1,460,000	(239,000)	(919,000)
Discontinued operations:
Loss from discontinued operations, net of tax expense of $0	—	(102,000)	—	(501,000)

Net income (loss)	$(778,000)	$1,358,000	$(239,000)	$(1,420,000)

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.14)	$0.27	$(0.04)	$(0.17)
Loss from discontinued operations, net	—	(0.02)	—	(0.09)

Net income (loss)	$(0.14)	$0.25	$(0.04)	$(0.26)

Weighted average and equivalent shares outstanding:
Basic and diluted	5,727,000	5,468,000	5,727,000	5,468,000

See accompanying notes to unaudited condensed consolidated financial statements.

DIEDRICH COFFEE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Thirty-Six Weeks Ended March 3, 2010	Thirty-Six Weeks Ended March 4, 2009
Cash flows from operating activities:
Net loss	$(239,000)	$(1,420,000)
Loss on discontinued operations, net	—	501,000

Loss from continuing operations:	(239,000)	(919,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,070,000	1,151,000
Amortization and write off of loan fees	7,000	6,000
Amortization of note payable discount	220,000	463,000
Provision for (recovery of) bad debt	(32,000)	250,000
Income tax provision	—	12,000
Provision for inventory obsolescence	14,000	17,000
Stock compensation expense	2,675,000	225,000
Gain on disposal of assets	(3,000)	(7,000)
Notes receivable issued	—	(93,000)
Changes in operating assets and liabilities:
Accounts receivable	(5,689,000)	(5,093,000)
Inventories	1,381,000	(143,000)
Prepaid expenses	(599,000)	(349,000)
Notes receivable	(148,000)	(260,000)
Other assets	(96,000)	(432,000)
Accounts payable	3,920,000	3,163,000
Accrued compensation	(206,000)	(297,000)
Accrued expenses	(97,000)	(127,000)
Deferred rent	(26,000)	(8,000)

Net cash provided by (used in) continuing operations	2,152,000	(2,441,000)
Net cash used in discontinued operations	—	(732,000)

Net cash provided by (used in) operating activities	2,152,000	(3,173,000)

Cash flows from investing activities:
Capital expenditures for property and equipment	(2,094,000)	(544,000)
Proceeds from disposal of property and equipment	8,000	8,000
Payments received on notes receivable	2,800,000	1,168,000
Change in restricted cash and short term investments	—	1,000

Net cash provided by investing activities of continuing operations	714,000	633,000
Net cash provided by investing activities of discontinuing operations	—	3,000

Net cash provided by investing activities	714,000	636,000
Cash flows from financing activities:
Borrowings under credit agreement	—	3,000,000
Payments made on long term debt	(1,000,000)	—

Net cash (used in) provided by financing activities	(1,000,000)	3,000,000

Net increase in cash	1,866,000	463,000
Cash at beginning of year	3,572,000	670,000

Cash at end of period	$5,438,000	$1,133,000

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$230,000	$332,000

Income taxes	$163,000	$11,000

Non-cash transactions:
Issuance of notes receivable	$29,000	$93,000

See accompanying notes to unaudited condensed consolidated financial statements.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 3, 2010

(UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Diedrich Coffee, Inc. (the “Company” or “Diedrich”) is a specialty coffee roaster and wholesaler whose brands include Diedrich Coffee, Gloria Jean’s, and Coffee People. The Company has wholesale accounts with businesses and restaurant chains. In addition, the Company operates a coffee roasting facility and a distribution facility in central California that supplies roasted coffee in a variety of packaging formats to its wholesale customers.

Basis of Presentation

The unaudited condensed consolidated financial statements of Diedrich and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America, as well as the instructions to Form 10-Q and Article 8 of Regulation S-X. These statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company’s annual report on Form 10-K for the year ended June 24, 2009.

The Company evaluated all subsequent events that occurred after the balance sheet date. In the opinion of management, all adjustments (consisting of normal, recurring adjustments and accruals) considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results expected for a full year.

Discontinued Operations

During the year ended June 24, 2009, the Company sold the Gloria Jean’s U.S. franchise and retail operations (the “Transaction”) to Praise International North America, Inc. (“Praise”).

Praise is an affiliate of Gloria Jean’s Coffees International Pty. Ltd., which was a party to the purchase of the Company’s international franchise operations in February 2005.

Also during the fiscal year ended June 24, 2009, the Company closed the one remaining Diedrich retail location due to expiration of the lease relating to that retail location.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), as codified in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) topic 360, Property, Plant & Equipment (“ASC 360”) the financial results of the Gloria Jean’s franchise operations, retail operations and the one Diedrich retail location are reported as discontinued operations for all periods presented. Wholesale sales to former franchisees are included in continuing operations for all periods since the Company will continue to provide coffee roasting services to Praise.

The following accounts are reflected in Loss from discontinued operations in the consolidated statements of operations:

•	Franchise revenues for Gloria Jean’s Gourmet Coffees Franchising Corp.

•	Retail revenues for Gloria Jean’s Gourmet Coffees Corp. and Diedrich

•	Cost of sales and related occupancy costs

•	Operating expenses

•	Depreciation and amortization

•	General and administrative expenses

•	Provision for taxes

•	Impairment of assets

Recently Adopted Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FAS No. 162, as codified in FASB ASC topic 105, Generally Accepted Accounting Principles (“ASC 105”). ASC 105 establishes that the FASB Accounting Standards Codification (“Codification”) will become the authoritative source of U.S. GAAP and that rules and interpretive releases of the SEC will also be sources of authoritative GAAP for SEC registrants. Following ASC 105, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The Company adopted ASC 105 effective for our first quarter of fiscal year 2010.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

In June 2008, the FASB’s Emerging Issues Task Force (“EITF”) reached a consensus regarding EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (EITF 07-5), as codified in FASB ASC topic 815, Derivatives & Hedging (“ASC 815”). ASC 815 outlines a two-step approach to evaluate the instrument’s contingent exercise provisions, if any, and to evaluate the instrument’s settlement provisions when determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. ASC 815 is effective for fiscal years beginning after December 15, 2008 and must be applied to outstanding instruments as of the beginning of the fiscal year of adoption as a cumulative-effect adjustment to the opening balance of retained earnings. Early adoption is not permitted. The cumulative effect of applying ASC 815 will be reported as an adjustment to the opening balance of retained earnings in the period of adoption. The Company adopted ASC 815 on June 25, 2009 and there was no impact on the Company’s unaudited condensed consolidated financial statements.

Significant Accounting Policies

There have been no significant changes to the Company’s significant accounting policies during the twelve weeks ended March 3, 2010. See Footnote 1 of the Company’s consolidated financial statements included in the Company’s 2009 Annual Report on Form 10-K for a comprehensive description of the Company’s significant accounting policies.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Stock-Based Compensation

The Company applies the provisions of SFAS No. 123R, “Share-Based Payment” (“SFAS No. 123R”), as codified in FASB ASC topic 718—Compensation — Stock Compensation (“ASC 718”), which sets accounting requirements for “share-based” compensation to employees and non-employee directors, including employee stock purchase plans, and requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatility is based on the historical volatility of the price of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination rates within the valuation model. The expected term of options is derived from the output of the option valuation model and represents the period of time that options are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The fair values of the options were estimated using the Black-Scholes option-pricing model based on the following weighted average assumptions:

	TWELVE WEEKS ENDED		THIRTY-SIX WEEKS ENDED
	March 3, 2010	March 4, 2009	March 3, 2010		March 4, 2009
Risk free interest rate	1.18%	1.21%	1.18	% – 1.39%	1.21	% – 3.11%
Expected life	3 years	3 years	3 years		3 years
Expected volatility	149%	100%	149	% – 161%	56	% – 100%
Expected dividend yield	0%	0%	0%		0%
Forfeiture rate	42.6%	7.48%	6.9	% – 42.6%	5.58	% – 7.48%

A summary of option activity under our stock option plans for the Thirty-Six weeks ended March 3, 2010 is as follows:

	Number of options	Weighted average exercise price ($)	Weighted average remaining contractual term (years)	Aggregate intrinsic Value ($)
Options outstanding at June 24, 2009	750,300	$3.36
Plus options granted	87,500	30.48
Less:
Options canceled or expired	(139,050)	3.49

Options outstanding at March 3, 2010	698,750	$6.73	6.35	$19,650,000

Options exercisable at March 3, 2010	470,414	$3.59	4.99	$14,705,000

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

Stock-based compensation expense included under general and administration expenses in the statements of operations was $2,190,000 for the twelve weeks ended March 3, 2010 and $2,675,000 for the thirty-six weeks ended March 3, 2010. Stock-based compensation expense included in the statement of operations was $68,000 for the twelve weeks ended March 4, 2009 and $225,000 for the thirty-six weeks ended March 4, 2009. As of March 3, 2010, there was approximately $3,602,000 of total unrecognized stock-based compensation cost related to options granted under the Company’s plans that will be recognized over a weighted average period of 1.8 years. No options vested during the twelve weeks ended March 3, 2010. Aggregate intrinsic value at March 3, 2010 was based on a closing price of $34.85 per share.

Concentrations

The Company generated 93.5% and 85.9% of total revenues from the sale of K-Cups® for the thirty-six weeks ended March 3, 2010 and March 4, 2009, respectively. The manufacturing and distribution of K-Cups® is licensed from a single licensor, Keurig, Incorporated (“Keurig”), on a non-exclusive basis. During the thirty-six weeks ended March 3, 2010 and March 4, 2009, the Company had sales to the licensor that represented approximately $32,179,000 or 48.9% and $15,768,000 or 37.9% of wholesale sales, respectively.

The current agreement with the licensor expires in July 2013. The agreement provides for automatic five-year renewals if certain volume thresholds are met, which thresholds the Company is currently exceeding. In its fiscal year 2009 Form 10-K, Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) (“GMCR”), which owns Keurig states that the two principal patents associated with the current generation K-Cup portion packs, will expire in 2012, and pending patent applications associated with this technology which, if ultimately issued as patents, would have expiration dates in 2023. Any major disruptions in this relationship could cause a material adverse effect on the Company’s business and operations.

Accounts receivable from Keurig and one other customer were 38.4% and 12.4%, respectively and 30.4% and 13.0%, respectively of total accounts receivable as of March 3, 2010 and June 24, 2009, respectively.

Accounts payable to Keurig was 39.7% and 38.1% of total accounts payable as of March 3, 2010 and June 24, 2009, respectively.

Reclassifications

Certain reclassifications have been made to the March 4, 2009 unaudited condensed consolidated financial statements to conform to the March 3, 2010 presentation.

2. LIQUIDITY AND MANAGEMENT PLANS

For the thirty-six weeks ended March 3, 2010, the Company reported a net loss of $239,000 which was net of income tax of $228,000. The Company had a cash balance of $5,438,000 and no access to additional borrowings under the current credit facility as of March 3, 2010.

The Contingent Convertible Note Purchase Agreement with Sequoia Enterprises, L.P. (“Sequoia”), a limited partnership whose sole general partner is a significant shareholder of the Company and also serves as the Executive Chairman of the Company’s board of directors (the “Note Purchase Agreement”), expired on March 31, 2010 and the $2,000,000 balance on the outstanding note was due in full on that date. As per the terms of the Note Purchase Agreement, the Company paid $2,000,000 due to Sequoia on March 31, 2010. In addition, the Company obtained a $3,000,000 Term Loan (as defined below) from Sequoia on August 26, 2008. See Note 10. The Company is required to make regular monthly payments of interest on the Term Loan. As per the terms of the Term Loan Agreement (as defined below), the Company paid $1,000,000 due to Sequoia on July 29, 2009. All outstanding principal and interest will be due on the maturity date of August 26, 2011, unless due earlier pursuant to the terms of the Term Loan Agreement upon a change of control of the Company or an event of default. As of March 3, 2010, the Company had $2,000,000 outstanding under the Term Loan Agreement.

The Company believes that cash flow from operations and payments from notes receivable due from Praise and Gloria Jean’s Coffees International Pty. Ltd issued in connection with the sale of the Gloria Jean’s U.S. and international franchise operations will be sufficient to satisfy working capital needs at the anticipated operating levels and debt service requirements for at least the next twelve months.

The Company’s future capital requirements will depend on many factors, including the extent and timing of the rate at which the business grows, if at all, with corresponding demands for working capital. The Company may be required to seek additional funding through debt financing, equity financing or a combination of funding methods to meet capital requirements and sustain operations. However, additional funds may not be available on terms acceptable or at all.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

3. ACCOUNTS RECEIVABLE

During the thirty-six weeks ended March 3, 2010, the Company recorded a net of $32,000 in recoveries of previously reserved accounts receivable balances.

The following table details the components of net accounts receivable:

	March 3, 2010	June 24, 2009
Wholesale receivables	$12,065,000	$6,496,000
Allowance for wholesale receivables	(17,000)	(180,000)

	12,048,000	6,316,000

Franchise and other receivables	78,000	105,000
Allowance for franchise and other receivables	(70,000)	(86,000)

	8,000	19,000

Total accounts receivable, net	$12,056,000	$6,335,000

4. INVENTORIES

Inventories consist of the following:

	March 3, 2010	June 24, 2009
Unroasted coffee	$722,000	$422,000
Roasted coffee	1,336,000	2,404,000
Accessory and specialty items	76,000	49,000
Other food, beverage and supplies	1,981,000	2,635,000

Total inventory	$4,115,000	$5,510,000

5. NOTES RECEIVABLE

Notes receivable consist of the following:

	March 3, 2010	June 24, 2009
Notes receivable from a corporation discounted at an annual rate of 8.0%, payable annually in installments, due January 31, 2011	$951,000	$2,816,000
Notes receivable from a corporation, interest due at an annual rate of 7.0%, payable in two equal installments on December 12, 2009 and June 12, 2010	813,000	1,600,000

	1,764,000	4,416,000
Less: current portion of notes receivable	(1,764,000)	(3,604,000)

Long-term portion of notes receivable	$—	$812,000

6. NOTE PAYABLE

	March 3, 2010	June 24, 2009
Note payable amount bearing interest at a rate of three-month LIBOR plus 6.30% (6.55% as of March 3, 2010) is due and payable on March 31, 2010. Note is unsecured	$2,000,000	$2,000,000
Note payable amount bearing interest at a rate of one-month LIBOR plus 6.30% (6.53% as of March 3, 2010) is due and payable on August 26, 2011. Note is unsecured	2,000,000	3,000,000
Discount on note payable	(499,000)	(719,000)

	3,501,000	4,281,000
Less: current portion of notes payable, net of discount	(2,000,000)	(2,687,000)

Long-term portion of notes payable, net of discount	$1,501,000	$1,594,000

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

On March 31, 2010, the Company paid $2,000,000 due under the Note Purchase Agreement. The remaining balance of $2,000,000 under the Term Loan Agreement is immediately due and payable upon consummation of the pending merger (see Notes 10 and 15).

7. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net income (loss) per share from continuing operations:

	Twelve Weeks Ended March 3, 2010	Twelve Weeks Ended March 4, 2009	Thirty-Six Weeks Ended March 3, 2010	Thirty-Six Weeks Ended March 4, 2009
Numerator:
Net income (loss) from continuing operations	$(778,000)	$1,460,000	$(239,000)	$(919,000)

Denominator:
Basic weighted average shares outstanding	5,727,000	5,468,000	5,727,000	5,468,000
Effect of dilutive securities	—	—	—	—

Diluted adjusted weighted average shares	5,727,000	5,468,000	5,727,000	5,468,000

Basic and diluted net income (loss) per share from continuing operations	$(0.14)	$0.27	$(0.04)	$(0.17)

For the twelve and thirty-six weeks ended March 3, 2010, employee stock options of approximately 699,000 and warrants of 1,987,000 were excluded from the computation of dilutive earnings per share as their impact would have been anti-dilutive. For the twelve and thirty-six weeks ended March 4, 2009, employee stock options of approximately 663,000 shares and 2,167,000 of stock purchase warrants were excluded from the computation of diluted earnings per share as their impact would have been anti-dilutive.

The following table sets forth the computation of basic and diluted net income (loss) per share:

	Twelve Weeks Ended March 3, 2010	Twelve Weeks Ended March 4, 2009	Thirty-Six Weeks Ended March 3, 2010	Thirty-Six Weeks Ended March 4, 2009
Numerator:
Net income (loss)	$(778,000)	$1,358,000	$(239,000)	$(1,420,000)

Denominator:
Basic weighted average shares outstanding	5,727,000	5,468,000	5,727,000	5,468,000
Effect of dilutive securities	—	—	—	—

Diluted weighted average shares outstanding	5,727,000	5,468,000	5,727,000	5,468,000

Basic and diluted net income (loss) per share	$(0.14)	$0.25	$(0.04)	$(0.26)

8. SEGMENT AND RELATED INFORMATION

Subsequent to the sale of Gloria Jean’s U.S. franchise and retail operations (see Note 1), the Company has two reportable segments, wholesale operations and retail and other. Retail and other includes ecommerce retail operations and franchise operations. Ecommerce revenues are derived from sales of products through the Company’s three websites, www.diedrich.com, www.coffeepeople.com and www.coffeeteastore.com. The Company evaluates performance of its operating segments based on income before provision for asset impairment and restructuring costs, income taxes, interest expense, depreciation and amortization, and general and administrative expenses.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

Summarized financial information of continuing operations of the Company’s reportable segments is shown in the following table. The other total assets consist of corporate cash, corporate notes receivable, corporate prepaid expenses, and corporate property, plant and equipment. The other component of segment income (loss) before tax includes corporate general and administrative expenses, depreciation and amortization expense, and interest expense.

	TWELVE WEEKS ENDED		THIRTY-SIX WEEKS ENDED
	March 3, 2010	March 4, 2009	March 3, 2010	March 4, 2009
Net revenue:
Wholesale	$25,661,000	$17,568,000	$65,758,000	$41,601,000
Retail and other	224,000	316,000	550,000	561,000

Total net revenue	$25,885,000	$17,884,000	$66,308,000	$42,162,000

Interest expense:
Corporate	$129,000	$227,000	$436,000	$794,000

Total interest expense	$129,000	$227,000	$436,000	$794,000

Depreciation and amortization:
Wholesale	$291,000	$346,000	$869,000	$940,000
Retail and other	12,000	9,000	39,000	18,000
Corporate	53,000	62,000	162,000	193,000

Total depreciation and amortization	$356,000	$417,000	$1,070,000	$1,151,000

Segment income (loss) from continuing operations before income tax benefit:
Wholesale	$5,161,000	$3,049,000	$12,527,000	$4,676,000
Retail and other	30,000	133,000	32,000	70,000
Corporate	(6,004,000)	(1,714,000)	(12,570,000)	(5,653,000)

Total segment income (loss) from continuing operations before income tax provision	$(813,000)	$1,468,000	$(11,000)	$(907,000)

	March 3, 2010	June 24, 2009
Identifiable assets:
Wholesale	$22,082,000	$15,995,000
Retail and other	253,000	226,000
Corporate	9,840,000	10,707,000

Total assets	$32,175,000	$26,928,000

9. COMMITMENTS AND CONTINGENCIES

There have been no material changes to the Company’s significant commitments and contingencies during the thirty-six weeks ended March 3, 2010, except on December 30, 2009, the Company entered into a lease agreement with Castroville Industrial Partners, LLC for approximately 62,000 square feet of warehouse space which is used primarily as a distribution facility. This lease expires March 2015. See Footnote 9 of the Company’s consolidated financial statements included in the Company’s 2009 Annual Report on Form 10-K for a comprehensive description of the Company’s significant commitments and contingencies.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

10. OUTSTANDING DEBT, FINANCING ARRANGEMENTS AND RESTRICTED CASH

Note Purchase Agreement:

On May 10, 2004 the Company entered into a $5,000,000 Note Purchase Agreement (the “Note Purchase Agreement”) with Sequoia, a limited partnership whose sole general partner is a significant shareholder of the Company and also serves as the Executive Chairman of the board of directors of the Company (the “Board”). The Note Purchase Agreement provided, at the Company’s election, the ability to issue notes with up to an aggregate principal amount of $5,000,000. The Company has amended the Note Purchase Agreement from time to time and has agreed to refrain from further borrowings under the Note Purchase Agreement in connection with the entry into the Term Loan Agreement (as defined below) entered into on August 26, 2008. As amended, the notes issued under the Note Purchase Agreement were due in full on March 31, 2010, and the Company was only required to make monthly payments of interest and the monthly commitment fee, but not principal, until such date. The Note Purchase Agreement contains covenants, among others, that limit the amount of indebtedness that the Company may have outstanding in relation to its tangible net worth. As of March 3, 2010, the Company had $2,000,000 of issued notes outstanding under the Note Purchase Agreement and was in compliance with all covenants contained in the Note Purchase Agreement. Subsequently, on March 31, 2010, the Company paid in full the $2,000,000 due to Sequoia under the Note Purchase Agreement.

Loan Agreement:

On August 26, 2008, the Company entered into a loan agreement with Sequoia (the “Term Loan Agreement”). The Term Loan Agreement provides for a $3,000,000 term loan (the “Term Loan”). As amended, interest is payable at one-month LIBOR plus 9.30% for any period during which the ratio of Indebtedness (as defined in the Term Loan Agreement) on a consolidated basis to Effective Tangible Net Worth (as defined in the Term Loan Agreement) is greater than 1.75:1.00 or the one-month LIBOR plus 6.30% for any other period, in each case reset on a periodic basis as provided in the Term Loan Agreement. The Company is required to make regular monthly payments of interest on the Term Loan with Sequoia. In addition, as per the terms of the Term Loan Agreement, the Company paid $1,000,000 due to Sequoia on July 29, 2009. All outstanding principal and interest will be due on the maturity date of August 26, 2011, unless due earlier pursuant to the terms of the Term Loan Agreement upon a change of control of the Company or an event of default. As of March 3, 2010, the Company had $2,000,000 outstanding under the Term Loan Agreement.

The Term Loan Agreement requires the Company to refrain from further borrowings under the Note Purchase Agreement and contains restrictions on incurring indebtedness on par with, or senior to, the Term Loan Agreement. The Term Loan Agreement also contains a covenant that limits the amount of indebtedness that the Company may have outstanding in relation to tangible net worth, in addition to other standard covenants and events of default. As of March 3, 2010, the Company was in compliance with all covenants contained in the Term Loan Agreement.

The Term Loan is senior to all other indebtedness of the Company, except indebtedness pursuant to notes under the Note Purchase Agreement and certain permitted indebtedness identified in the Term Loan Agreement. Upon repayment of the notes under the Note Purchase Agreement, the Term Loan will be senior to all other indebtedness of the Company, except such permitted indebtedness.

Letter of Credit:

In addition, the Company entered into a Credit Agreement with Bank of the West on November 4, 2005. The current agreement provides for a $500,000 letter of credit facility that expires on October 31, 2010. The letter of credit facility is secured by a deposit account at Bank of the West. As of March 3, 2010, this deposit account had a balance of $623,000, which is shown as restricted cash on the consolidated balance sheets. As of March 3, 2010, $472,000 of letters of credit were outstanding under the letter of credit facility. The agreement contains covenants that, among other matters, require the Company to submit financial statements to the bank within specified time periods. As of March 3, 2010, the Company was in compliance with all Bank of the West agreement covenants.

11. WARRANTS

2001 Sequoia Warrant:

On May 8, 2001, in connection with the sale of 2,000,000 shares of Company common stock, the Company issued warrants to Sequoia to purchase 250,000 shares of the Company’s common stock at a price of $4.80 per share (“2001 Sequoia Warrant”). Other investors also received warrants to purchase an additional 250,000 shares at a price of $4.80 per share. The warrants were exercisable immediately upon issuance.

During the fiscal year ending June 24, 2009, the other investors exercised their warrants at an exercise price of $4.80 per share. The Company received cash proceeds of $1.2 million in connection with the warrant exercises.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

On November 10, 2008, the Company entered into a waiver agreement whereby the exercise price of the 2001 Sequoia Warrant was decreased to $1.65 per share. The fair value of these amended warrants was approximately $53,000 which was recorded as a debt discount. At March 3, 2010, all 2001 Sequoia Warrants were outstanding with an expiration date of June 30, 2014.

2008 Sequoia Warrant:

In connection with the Term Loan Agreement and an amendment to the Note Purchase Agreement, on August 26, 2008, the Company issued to Sequoia a warrant (the “2008 Sequoia Warrant”) to purchase 1,667,000 shares of common stock of the Company. On November 10, 2008, the Company entered into a waiver agreement whereby the exercise price was decreased to $1.65 per share. The fair value of these amended warrants was approximately $300,000 which was recorded as a debt discount. At March 3, 2010, all 2008 Sequoia Warrants were outstanding with an expiration date of August 26, 2013. The 2008 Warrant is not eligible for cashless exercise, but the Company is obligated to cause the common stock issued upon exercise of the 2008 Warrant to be registered with the SEC and applicable state governmental authorities and to be listed on the stock exchange on which the Company’s stock is traded at the time of exercise, in each case at the Company’s expense.

2009 Sequoia Warrant:

In connection with the extension of the Note Purchase Agreement, after the close of the Nasdaq Stock Market on April 29, 2009, the Company issued to Sequoia a warrant to purchase 70,000 shares of common stock of the Company at an exercise price of $7.40 per share (the “2009 Sequoia Warrant”), which was the closing price of the Company’s common stock on such date. The fair value of these warrants was approximately $440,000 which was immediately recorded as interest expense. The 2009 Sequoia Warrant is exercisable by Sequoia, in whole or in part, at any time or from time to time, prior to April 29, 2014. The 2009 Sequoia Warrant is not eligible for cashless exercise, but the Company is obligated to cause the common stock issued upon exercise of the 2009 Sequoia Warrant to be registered with the SEC and applicable state governmental authorities and to be listed on the stock exchange on which the Company’s stock is traded at the time of exercise, in each case at the Company’s expense.

The following table summarizes information about warrant transactions from June 24, 2009 through March 3, 2010:

	Number of Shares	Weighted Average Exercise Price
Warrants outstanding, June 24, 2009	1,987,000	$1.85
Granted	—	—
Exercised	—	—
Forfeited/cancelled	—	—

Warrants outstanding, March 3, 2010	1,987,000	$1.85

12. LEGAL PROCEEDINGS

A lawsuit entitled Leader Bank v. Ajay Misra, et al v. Diedrich Coffee et al, was pending on March 3, 2010 in the Middlesex Superior Court, Middlesex, Massachusetts. In that case the Plaintiff, Leader Bank, filed a complaint to collect on a defaulted promissory note it had with the franchisee, Defendant Amtek Group, LLC, on February 23, 2009. Ajay and Priya Misra were named defendants as well. On June 16, 2009, Defendants filed a third-party complaint against Diedrich alleging breach of contract, aiding and abetting Leader Bank in its takeover of the store and breach of privacy. In their complaint, third-party plaintiffs claimed that they were entitled to $2,477,500. The Company contested the third-party complaint vigorously. The Company filed a motion to dismiss the complaint, and all of Amtek’s claims, along with Misras’ claims of breach of contract and privacy were dismissed. Misra amended the complaint to bring additional claims of misrepresentation, promissory estoppel and breach of good faith. The Company believed that liability was not probable and the potential settlement not estimable under the lawsuit. Given the relative expenses of litigation, however, the Company agreed to mediate this matter in an attempt to resolve the suit without further expense. As a result of this mediation, the parties have agreed in principle to settlement terms. As of March 3, 2010, the Company estimated that the required amount to settle this claim is $45,000 and recorded an accrual for this amount included in general and administrative expense in the accompanying consolidated statements of operations. Subsequently, on April 13, 2009, the Company paid $45,000 to Misra to fully settle this claim.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

On November 10, 2009, an action entitled George Mendenhall, individually and on behalf of all others similarly situated v. J. Russell Phillips, et al., (the “Complaint”) was filed in the Superior Court of the State of California for the County of Orange (the “Court”). In this action, the plaintiff named as defendants Diedrich, the members of the Board, Peet’s and Peet’s wholly owned subsidiary, Marty Acquisition Sub, Inc. Among other things, the Complaint alleged that the members of the Board breached their fiduciary duties to Diedrich’s stockholders in connection with the transactions previously contemplated by the terminated Peet’s Agreement, allegedly resulting in an unfair process and unfair price to such stockholders. The Complaint sought class certification and certain forms of equitable relief, including enjoining the completion of the transactions previously contemplated by the terminated Peet’s Agreement.

On December 23, 2009, an amended Complaint (the “Amended Complaint”) was filed in the Court. The Amended Complaint names as defendants Diedrich, the members of the Board, Green Mountain Coffee Roasters, Inc., a Delaware corporation (“GMCR”), and Pebbles Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of GMCR (“Acquisition Sub”). Among other things, the Amended Complaint allegedly that the members of the Board breached their fiduciary duties to Diedrich stockholders by failing to provide adequate disclosures of allegedly material information concerning the transaction and also seeks an equitable assessment of attorneys’ fees and costs from Diedrich, the members of the Board, GMCR and Acquisition Sub for the benefit allegedly conferred by plaintiff’s counsel on Diedrich stockholders through plaintiff’s alleged involvement in the auction process. The Amended Complaint seeks class certification, certain forms of equitable relief, including enjoining the completion of the transaction contemplated by the Merger Agreement with GMCR until additional disclosures are provided, and an equitable assessment of attorneys’ fees and costs. On December 30, 2009, plaintiff filed an ex parte application with the Court for a temporary restraining order, a schedule for a motion for preliminary injunction and expedited discovery (the “Application”). On December 31, 2009, the Court denied the Application in its entirety. On January 22, 2010, Diedrich and the members of the Board filed with the Court a demurrer seeking the dismissal of the causes of action alleged against Diedrich and the members of the Board in the Amended Complaint. On January 27, 2010, GMCR and Acquisition Sub filed with the Court a demurrer seeking the dismissal of the cause of action alleged against GMCR and Acquisition Sub in the Amended Complaint. On March 12, 2010, the Court sustained the demurrer of Diedrich and the members of the Board to plaintiff’s claim for equitable assessment of attorneys’ fees and costs, with thirty days leave to amend, and overruled the demurrer to the disclosure claims against the members of the Board. The Court also sustained the demurrer of GMCR and Acquisition Sub to plaintiff’s claim for equitable assessment of attorneys’ fees and costs, with thirty days leave to amend. Diedrich believes that the allegations of the Amended Complaint are without merit and intends to vigorously contest the action.

The Company believes that liability is not probable under this lawsuit and has therefore not accrued any amounts related to the potential claims under this lawsuit in the accompanying consolidated financial statements as of March 3, 2010. The Company maintains insurance coverage that it believes is adequate for its business, including, but not limited to, professional and general liability insurance. There is no assurance that the insurance maintained will be adequate in the event of a claim, or that such insurance will continue to be available in the future.

13. DISCONTINUED OPERATIONS

During the fiscal year ended June 24, 2009, the Company sold the Gloria Jean’s U.S. franchise and retail operations to Praise.

In addition, the Company entered into several ancillary agreements, including a roasting agreement whereby the Company agreed to provide coffee roasting services to Praise for a period of five years and a trademark license agreement whereby the Company granted to Praise a license to use the Company’s Gloria Jean’s Gourmet Coffees Corp. U.S. trademarks in the United States of America (including the Commonwealth of Puerto Rico) until these trademarks are transferred to Gloria Jean’s Coffees International Pty. Ltd.

Praise is an affiliate of Gloria Jean’s Coffees International Pty. Ltd., which was a party to the purchase of the Company’s international franchise operations in February 2005.

Also during the fiscal year ended June 24, 2009, the Company closed the one remaining Diedrich retail location due to expiration of the lease relating to that retail location.

In accordance with ASC 360, the financial results of the Gloria Jean’s franchise operations, retail operations and the one Diedrich retail location are reported as discontinued operations for all periods presented. Wholesale sales to former franchisees are included in continuing operations for all periods since the Company will continue to provide coffee roasting services to Praise.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

The financial results included in discontinued operations were as follows:

	Twelve Weeks Ended March 4, 2009	Thirty-Six Weeks Ended March 4, 2009
Net retail revenue	$1,246,000	$3,330,000
Net franchise revenue	562,000	1,590,000

Net revenue from discontinued operations	1,808,000	4,920,000

Loss from discontinued operations, net of $0 tax	$(102,000)	$(501,000)

14. INCOME TAXES

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical losses and limited earnings history, management cannot conclude that it is more likely than not that the Company will realize the benefits of these deductible differences, and thus has recorded a valuation allowance against the entire deferred tax asset balance.

The income tax provision of $228,000 for the thirty-six weeks ended March 3, 2010 primarily represents California state income taxes since the utilization of net operating loss carryforwards has been suspended by the state for the Company’s 2010 fiscal year end. Until the Company completes a tax study, the merger related expenses are being treated as a non-deductible expenditure for income tax purposes. Subsequent to the merger (see Note 15 below), net operating loss carryforwards of the Company could be subject to possible annual limitation pertaining to change in ownership rules under the Internal Revenue Code. The Company’s accrual for uncertain tax positions was $33,000 as of March 3, 2010 and June 24, 2009. There was $8,000 of interest and penalties associated with uncertain tax positions as of March 3, 2010 and June 24, 2009.

15. PROPOSED MERGER WITH GREEN MOUNTAIN COFFEE ROASTERS, INC.

On December 7, 2009, Diedrich, GMCR, and Acquisition Sub, entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby GMCR agreed to acquire all issued and outstanding shares of Diedrich’s common stock, par value $0.01 per share (the “Shares”), in exchange for, with respect to each share, the right to receive $35.00 in cash, without interest (the “Offer Consideration”). Under the terms of the Merger Agreement, after the satisfaction or waiver of the conditions to the Merger (as defined below), Acquisition Sub will merge with and into Diedrich, with Diedrich surviving as a wholly owned subsidiary of GMCR (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (as defined below) (other than Shares held by Diedrich or any of its wholly owned subsidiaries or held in its treasury, or owned by GMCR or Acquisition Sub or any other wholly owned subsidiary of GMCR, and other than Shares as to which appraisal rights have been perfected in accordance with applicable law) will be converted into the right to receive the Offer Consideration.

As required under the Merger Agreement, on December 11, 2009, GMCR, through Acquisition Sub, commenced a tender offer (the “Offer”) whereby Acquisition Sub is offering to acquire the Shares in exchange for, with respect to each share, the right to receive the Offer Consideration, subject to the conditions set forth in GMCR’s Offer to Purchase, dated December 11, 2009 and related Letter of Transmittal. The Offer was initially scheduled to expire at 12:00 midnight Eastern Time on January 11, 2010 (one minute after 11:59 p.m., Eastern Time, on January 11, 2010). However, Acquisition Sub extended the Offer on January 8, 2010, and then subsequently on each of February 8, 2010, March 9, 2010 and April 6, 2010, for the maximum duration permitted under the Merger Agreement. Accordingly, the Offer will expire at 12:00 midnight Eastern Time on May 3, 2010 (one minute after 11:59 p.m. Eastern Time on May 3, 2010), unless further extended.

Consummation of the Offer is subject to customary conditions, including, but not limited to, (i) a number of Shares validly tendered and not withdrawn pursuant to the Offer that, together with any Shares owned by GMCR, Acquisition Sub or any other subsidiary of GMCR immediately prior to the acceptance pursuant to the Offer, represents more than 50% of the Adjusted Outstanding Share Number (as defined in the Merger Agreement), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The Offer is not subject to a financing condition.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

The Merger Agreement and the Offer may be terminated under certain customary circumstances by GMCR or Diedrich, including if the Acceptance Time does not occur by February 15, 2010, provided, however, that such date will automatically be extended until June 15, 2010 if, on February 15, 2010, all of the conditions to the Offer have been satisfied or fulfilled or capable of being satisfied or fulfilled, except certain conditions regarding regulatory approvals. The Merger Agreement provides for a termination fee of $8,517,000 payable by Diedrich to GMCR if the Merger Agreement is terminated under certain circumstances. If Diedrich fails to pay when due any amounts payable under such termination fee provisions, then Diedrich shall (i) reimburse GMCR for all reasonable costs and expenses (including fees and disbursements of legal counsel) actually incurred in connection with the collection of such overdue amount and the enforcement by GMCR of its rights under the Merger Agreement, and (ii) pay to GMCR interest on any amount that is overdue. In addition, the Merger Agreement includes a graduated reverse termination fee such that, if the Merger Agreement were terminated by GMCR under certain circumstances involving regulatory approvals, a reverse termination fee would be payable by GMCR to Diedrich based on the following: (a) if the Merger Agreement is terminated before February 15, 2010 under such circumstances, GMCR would be obligated to pay $8,517,000; (b) if the Merger Agreement were terminated on or after February 15, 2010 but before April 15, 2010, GMCR would be obligated to pay $9,517,000; (c) if the Merger Agreement were terminated on or after April 15, 2010 but before June 15, 2010, GMCR would be obligated to pay $10,517,000; and (d) if the Merger Agreement were terminated on or after June 15, 2010, GMCR would be obligated to pay $11,517,000.

In connection with the transactions contemplated by the Merger Agreement, on December 7, 2009, certain directors and executive officers of Diedrich entered into stockholder agreements with GMCR (the “Stockholder Agreements”) whereby such directors and executive officers agreed to tender Shares in the Offer, subject to certain terms and conditions. Pursuant to his Stockholder Agreement, Paul C. Heeschen, Executive Chairman of Diedrich’s board of directors (the “Board”), has agreed to tender 1,832,580 Shares in the Offer.

Termination of a Material Definitive Agreement. Prior to entering into the Merger Agreement with GMCR, Diedrich: (a) terminated the Agreement and Plan of Merger, dated as of November 2, 2009 (as amended by an Amendment No. 1 dated November 17, 2009, the “Peet’s Merger Agreement”), by and among Peet’s Coffee & Tea, Inc., a Washington corporation (“Peet’s”), Marty Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Peet’s, and Diedrich, in accordance with its terms; and (b) paid to Peet’s a termination fee of $8,517,000 pursuant to the Peet’s Merger Agreement, which fee was paid to Peet’s on behalf of Diedrich by GMCR. Concurrently with the termination of the Peet’s Merger Agreement, the Stockholder Agreements, dated November 2, 2009, between Peet’s and each of Paul C. Heeschen and certain other directors and executive officers of Diedrich, were automatically terminated.

Litigation. On November 10, 2009, the Complaint was filed in the Court. In this action, the plaintiff named as defendants Diedrich, the members of the Board, Peet’s and Peet’s wholly owned subsidiary, Marty Acquisition Sub, Inc. Among other things, the Complaint alleged that the members of the Board breached their fiduciary duties to Diedrich’s stockholders in connection with the transactions previously contemplated by the terminated Peet’s Merger Agreement, allegedly resulting in an unfair process and unfair price to such stockholders. The Complaint sought class certification and certain forms of equitable relief, including enjoining the completion of the transactions previously contemplated by the terminated Peet’s Merger Agreement.

DIEDRICH COFFEE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 3, 2010

(UNAUDITED)

On December 23, 2009, the Amended Complaint was filed in the Court. The Amended Complaint names as defendants Diedrich, the members of the Board, GMCR and Acquisition Sub. Among other things, the Amended Complaint alleges that the members of the Board breached their fiduciary duties to Diedrich stockholders by failing to provide adequate disclosures of allegedly material information concerning the transaction and also seeks an equitable assessment of attorneys’ fees and costs from Diedrich, the members of the Board, GMCR and Acquisition Sub for the benefit allegedly conferred by plaintiff’s counsel on Diedrich stockholders through plaintiff’s alleged involvement in the auction process. The Amended Complaint seeks class certification, certain forms of equitable relief, including enjoining the completion of the transaction contemplated by the Merger Agreement with GMCR until additional disclosures are provided, and an equitable assessment of attorneys’ fees and costs. On December 30, 2009, plaintiff filed the Application. On December 31, 2009, the Court denied the Application in its entirety. On January 22, 2010, Diedrich and the members of the Board filed with the Court a demurrer seeking the dismissal of the causes of action alleged against Diedrich and the members of the Board in the Amended Complaint. On January 27, 2010, GMCR and Acquisition Sub filed with the Court a demurrer seeking the dismissal of the cause of action alleged against GMCR and Acquisition Sub in the Amended Complaint. On March 12, 2010, the Court sustained the demurrer of Diedrich and the members of the Board to plaintiff’s claim for equitable assessment of attorneys’ fees and costs, with thirty days leave to amend, and overruled the demurrer to the disclosure claims against the members of the Board. The Court also sustained the demurrer of GMCR and Acquisition Sub to plaintiff’s claim for equitable assessment of attorneys’ fees and costs, with thirty days leave to amend. Diedrich believes that the allegations of the Amended Complaint are without merit and intends to vigorously contest the action.

Change in Control and Termination Provisions Applicable to Mr. Sean McCarthy. Mr. Sean McCarthy is entitled to a severance payment equal to nine months of annual base salary if he is terminated by Diedrich without cause, provided that he executes a customary release of Diedrich. As discussed in more detail below, Mr. McCarthy, who was formerly Vice President and Chief Financial Officer was appointed President and Chief Financial Officer of Diedrich, effective as of February 1, 2010, and entered into a Letter Agreement dated January 22, 2010 (the “Letter Agreement”) related to such appointment. Under the Letter Agreement, Mr. McCarthy will receive a lump sum severance payment equal to his annual base salary if he is terminated for any reason other than a “Just Cause Dismissal” (as defined in Article IX of Diedrich’s 2000 Equity Incentive Plan) instead of the nine months of annual base salary severance payment described above, provided that Mr. McCarthy executes a complete release of Diedrich in connection with or related to his employment with Diedrich. Mr. McCarthy is also entitled to a stock appreciation payment upon the consummation of a change in control transaction, provided that he executes a general release of Diedrich. For this purpose, a change in control transaction is defined as a transaction that results in a non-affiliate of Diedrich acquiring 90% of the outstanding shares of common stock. The stock appreciation payment payable to Mr. McCarthy upon the consummation of a change in control transaction is equal to the product of (i) the difference determined by subtracting $5.00 from the per share price at which at least 90% of the outstanding shares of common stock is acquired, multiplied by (ii) 100,000.

In connection with the Offer and the Merger, Mr. McCarthy will receive an aggregate payment of $3,626,200, which is comprised of (i) a payment of $3,000,000 (constituting the stock appreciation payment) and (ii) a payment of $626,200 in connection with Diedrich options owned by him. Under the prior employment letter agreement, if Mr. McCarthy were to be terminated without cause following the Merger, Mr. McCarthy would also receive a lump sum payment of $168,750, provided that he executes a customary release of Diedrich. However, pursuant to the Letter Agreement entered into in connection with his appointment as President and Chief Financial Officer, effective as of February 1, 2010, if Mr. McCarthy is terminated for any reason other than a “Just Cause Dismissal” (as defined in Article IX of Diedrich’s 2000 Equity Incentive Plan) following the Merger, Mr. McCarthy will receive a lump sum payment of $275,000 (instead of the lump sum payment of $168,750 described above), provided that Mr. McCarthy executes a complete release of Diedrich in connection with or related to his employment with Diedrich.